UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016 (June 28, 2016)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On June 28, 2016, Infor, Inc. (the “Company”) issued a press release relating to its financial results for the fourth quarter of fiscal 2016, ended April 30, 2016. A copy of the related press release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) contains certain financial measures that are considered non-GAAP (as defined herein) financial measures as defined in rules promulgated by the Securities and Exchange Commission. Exhibit 99.1 to this Report also contains a comparison of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”), as well as the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations and, to the extent material, a statement disclosing any other additional purposes for which the Company’s management uses the non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the Company’s management believes that this non-GAAP financial information is useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Infor, Inc. on June 28, 2016.

The information in Item 2.02 of this Report, including the related exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 18. The information in Item 2.02 of this Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: June 28, 2016	By:	/s/ Gregory M. Giangiordano
		Name:	Gregory M. Giangiordano
		Title:	President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Infor, Inc. on June 28, 2016.